EXHIBIT 10.62

                               SEVERANCE AGREEMENT

     This Severance Agreement (this "Agreement"), dated as of April 9, 1999, is made and entered into by and among Triton Energy Limited, a Cayman Islands company ("Triton"), Triton Exploration Services, Inc., a Delaware corporation (the "Company"), and Peter Rugg ("Employee").

                                   WITNESSETH:

     WHEREAS, Employee is an employee of the Company and/or certain other subsidiaries or affiliates of Triton; and

     WHEREAS, the Company and Employee have reached agreement on the terms of the termination of Employee's employment with the Company; and

     WHEREAS, Triton, the Company and Employee desire that this Agreement set forth the provisions regarding Employee's termination of employment with the Company;

     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, the Company and Employee agree as follows:

     1.     TERMINATION  OF  EMPLOYMENT.

          (a) As of April 15, 1999, Employee hereby resigns as an officer and director of Triton, the Company and any and all subsidiaries or affiliates of Triton, but not as an employee of the Company. Employee agrees to sign and deliver a resignation from all positions as an officer and director of Triton and its subsidiaries in the form attached to this Agreement, and to execute and deliver such additional documents and take such further action as the Company may reasonably request to evidence such resignation and elect his successor(s). Effective as of June 15, 1999, Employee hereby resigns Employee's employment with the Company and any and all subsidiaries or affiliates of Triton and the Company. Triton, the Company and Employee agree that, except with respect to the Consulting and Non-Compete Agreement between the Company and Employee of even date herewith (the "Consulting and Non-Compete Agreement") and the Surviving Company Obligations (as defined in Section 4(a)(ii) hereof), any and all employment agreements, or similar understandings or arrangements, written or oral, express or implied, between or among Employee and Triton, the Company and any other subsidiary or affiliate of Triton are hereby terminated and of no further force or effect.

          (b) Employee represents and warrants that Employee has not removed any property of the Company or any of its affiliates, except for any such property that Employee has returned to the Company prior to the date of this Agreement. In the event Employee discovers any property of the Company in Employee's possession or control, Employee agrees to promptly return such property to the Company.

     2.     COMPENSATION.

          (a) The Company agrees to pay, or cause to be paid, Employee an amount equal to $1,743,292.61 in the aggregate (being the sum of (1) $1,000,000.00 and (2) the amount (determined by Milliman & Robertson) equal to the net present value of Employee's benefits under the Supplemental Executive Retirement Plan (the "SERP") that are vested by years of service in satisfaction of its obligations to Employee under the SERP and (3) the compensation that would be payable to Employee for the period from the date hereof through June 15, 1999), payable no later than one business day following the Effective Date (as defined below), subject to any holdbacks or deductions required as a matter of law, and provided that the payment in respect of the SERP shall be made as soon as practicable after the Effective Date (but no later than three business days following the Effective Date) from the trust. The term "Effective Date" shall mean the date immediately following the expiration of the seven-day period following the execution of this Agreement in duplicate originals.

          (b) The Company agrees to pay the cost of continued health care coverage as provided under the Consolidated Omnibus Reconciliation Act of 1985 (COBRA) through the earlier of (i) the date Employee becomes ineligible for COBRA coverage or (ii) April 14, 2001. Employee agrees to notify the Company upon Employee's becoming eligible for participation in a health plan sponsored by a third party.

         (c) On the Effective Date, the Company will cause all stock options held by Employee as of the date of this Agreement to become exercisable, and to remain exercisable until April 19, 2002.


3.     CONFIDENTIALITY.

     Employee represents that Employee has not removed, and agrees that Employee will not (without the Company's prior written consent) remove, from the premises of Triton, the Company or any other subsidiary or affiliate of Triton any documents or copies thereof that constitute or contain any Confidential Information (as hereinafter defined). Without limiting the generality of the foregoing, Employee agrees that Employee shall (a) keep confidential all Confidential Information at any time known to Employee, (b) not use any Confidential Information for Employee's benefit or to the detriment of Triton, the Company or any other subsidiary or affiliate of Triton or disclose any Confidential Information to any third persons (except pursuant to a validly issued subpoena or court order, and then only if the Company shall have been promptly advised thereof and consulted with regarding an appropriate response thereto), (c) not make copies of documents embodying any Confidential Information, (d) exercise reasonable care to prevent dissemination of Confidential Information to third persons, and (e) return to the Company any documents which contain Confidential Information and which are or come into Employee's possession. "Confidential Information" shall include any information concerning any matters affecting or relating to the businesses, operations and financial affairs of Triton, the Company or any other subsidiary or affiliate of Triton that are of a special or unique nature or the disclosure of which could cause harm to Triton, the Company or any other subsidiary or affiliate of Triton, and this Agreement (including its existence and its contents) regardless of whether any such Confidential Information is labeled or otherwise treated as confidential, material, or important, but shall not include information that is or becomes publicly known or enters the public domain other than through the act or omission of Employee or any of Employee's legal or financial advisors or through an act of any other party that is subject to another confidentiality agreement with the Company.

     4.     GENERAL  RELEASES;  CERTAIN  COVENANTS;  NO  DISPARAGEMENT.

          (a) (i) As a material inducement to Triton and the Company to enter into this Agreement, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Triton, the Company or any other subsidiary or affiliate of Triton, and their respective directors, officers, employees, shareholders, successors, assigns, agents, independent auditors and accountants, representatives, and attorneys, and all persons acting by, through, under, or in concert with them, or any of them (collectively, including Triton and the Company, the "Company Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, controversies, damages, actions, suits, rights, demands, costs, losses, debts and expenses (including attorneys' fees and costs actually incurred), of any nature, known or unknown ("Claim" or "Claims") and to the extent permitted by state and federal law, which Employee has, owns, or holds, or claims to have, own or hold or which Employee at any time hereafter may have, own or hold, or claim to have, own or hold, against each or any of the Company Releasees based on any facts, circumstances, actions or omissions existing or occurring on or before the Effective Date, including but not limited to, any Claims involving securities or securities transactions, any Claims based on harassment or hostile work environment based on race, sex, religion, national origin, color, disability or age, any Claims involving contracts, agreements or obligations related thereto (including, without limitation, any Claims relating to any express or implied employment agreement and any benefit plans of Triton, the Company or any other subsidiary or affiliate of Triton, except for Claims for benefits accrued under the terms of any such benefit plans through the date of this Agreement), any Claims involving libel, slander or defamation, any Claims under federal, state or local law, any Claims under federal, state or local law of discrimination on the basis of age, sex, race, national origin, color, religion, disability, such as Claims under the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, the Americans With Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the retaliation provisions of the Texas Workers' Compensation Act and the Texas Commission on Human Rights Act, and any action related to Employee's employment, separation from, or affiliation with Triton, the Company and any other Company Releasee, and excepting only any claims based on a breach of this Agreement. This release shall be binding on Employee's heirs, dependents, successors and assigns.

          (ii) Notwithstanding the foregoing clause (i) of this Section 4(a), in no event shall Employee be deemed to have released the Company Releasees from any obligation they, or any one of them, have or may have (A) under the Indemnity Agreement between Triton and Employee dated as of September 16, 1998,
(B) in respect of any benefits accrued in favor of Employee through the Effective Date under the Company's Retirement Income Plan and 401(k) Savings Plan, or (C) the indemnity obligations of the Company, Triton or any of their affiliates to employee under their respective governing documents (collectively, the "Surviving Company Obligations"); provided that Employee acknowledges that the payments received pursuant to this Agreement will satisfy all obligations to Employee under the SERP.

          (b) As a material inducement to Employee to enter into this Agreement, each of Triton and the Company, on its own behalf and on behalf of its respective subsidiaries and affiliates, hereby irrevocably and unconditionally releases, acquits and forever discharges Employee, and Employee's heirs, dependents, successors and assigns, or any of them (collectively, including Employee, the "Employee Releasees") from any Claims which Triton, the Company or any other subsidiary or affiliate of Triton has, owns, or holds or claims to have, own or hold or which Triton, the Company or any other subsidiary or affiliate of Triton at any time hereafter may have, own or hold, or claim to have, own or hold, or claim to have, own or hold, against each of the Employee Releasees, excepting only any Claims based on a breach of the terms of this Agreement, intentional injury to the property of Triton, the Company or any other subsidiary or affiliate of Triton, fraud, theft, embezzlement or misappropriation of corporate assets.

          (c) Employee acknowledges and agrees that each Company Releasee (other than Triton and the Company, which are direct contractual beneficiaries) is expressly intended to be, and is hereby made, a third party beneficiary of Employee's covenants and releases contained in this Agreement. The Company acknowledges and agrees that each Employee Releasee (other than Employee, who is a direct contractual beneficiary) is expressly intended to be, and is hereby made, a third party beneficiary of Triton's and the Company's covenants and releases contained in this Agreement.

          (d) Each of the above releasors agrees to indemnify the releasees described herein for all loss, cost, damage and expense, including, but not limited to, attorneys' fees, incurred by such releasees described herein or any one of them, arising out of any breach of the provisions of the releases as set forth in Sections 4(a), (b) and (c) above.

          (e) Neither Employee nor any corporation or other entity controlled by Employee shall make or cause to be made, directly or indirectly, any disparaging, negative or other similar remarks concerning the Company or any subsidiary or affiliate of the Company to any third person.

     5.     OLDER  WORKER  BENEFIT  PROTECTION  ACT  CLAUSES.

          (a)     "Knowing and Voluntary" Waiver.  You may revoke this Agreement
                  ------------------------------
within seven days after execution. By your signature below, you confirm that you: (1) have read this Agreement carefully and completely; (2) have been given a period of at least 45 days to consider and review this Agreement; (3) are aware of your right to consult with legal counsel and acknowledge that you have had ample opportunity to do so if you choose; and (4) understand all of the provisions contained in the Agreement.

          (b)     Notice  About  Affected  Employees.  All  employees  of Triton
                  ----------------------------------
Energy Limited who are subject to the mass layoff will be terminated and offered this additional severance package. In accordance with the Older Workers Benefit Protection Act, attached is a chart showing the job titles and ages of the employees.

6.     NO  ADMISSION.

     This Agreement (or its offer and negotiation) is not an admission by any of Triton, the Company or Employee of any wrongdoing or liability.

7.     NO  REINSTATEMENT.

     Employee agrees that Employee waives any right to reinstatement or future employment with the Company following Employee's separation from the Company.

     8.     NON-DISCLOSURE;  COOPERATION.

     (a) Employee agrees that Employee will not disclose, or cause to be disclosed the terms of this Agreement, or the fact that this Agreement exists, except to Employee's attorneys, or to the extent otherwise required by law. Employee agrees that Employee will cooperate in good faith with the Company in connection with any civil or criminal litigation or governmental inquiry or investigation involving the Company or any of its subsidiaries or affiliates, or its or their properties, assets or businesses, or to which any of them may be a party or a subject. Employee shall not in any way cooperate or lend assistance to any parties that are now, or may in the future be, involved in legal proceedings adverse to the Company except as may be required by applicable law.

     (b) Employee and the Company acknowledge their mutual belief that the excise tax (the "Excise Tax"), imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, will not apply to the payments contemplated by this Agreement and the Consulting and Non-Compete Agreement (the "Payments"). In the event that the Internal Revenue Service asserts that an Excise Tax is due in respect of the Payments, however, Employee will promptly notify the Company of such claim. Upon receipt of such notice, the Company will have the right to require that Employee either pay the claim, in which case (if Employee did not theretofore file a personal income tax return reflecting the application of the Excise Tax) the Company will pay the amount of the Excise Tax payable in respect of the Payments, or contest the claim, in which case the Company will pay directly all costs and expenses (including, but not limited to, additional interest and penalties and related legal, consulting or other similar fees) incurred in connection with such contest, and if such contest is unsuccessful, the Company will pay any Excise Tax or other tax (including interest and penalties with respect thereto) imposed in respect of the Payments as a result of such contest. The Company will have the right to control all proceedings taken in connection with such contest and Employee agrees to take such action in connection with contesting such claim as the Company shall reasonably request, including, without limitation, accepting legal representation by an attorney selected by the Company (who shall be reasonably satisfactory to Employee).

8.     REVOCATION.

     It is further understood that for the seven-day period commencing upon the execution of this Agreement in duplicate originals and ending on the day immediately preceding the Effective Date, Employee may revoke this Agreement by providing written notice to the Company, and this Agreement shall not become effective or enforceable until such revocation period has expired. Moreover, if Employee revokes this Agreement, any and all originals or copies of this Agreement must be returned to the Company at the time of revocation.

10.     NO  DURESS.

     This Agreement has been entered into voluntarily and not as a result of coercion, duress, or undue influence. Employee agrees that Employee has read and fully understands the terms of this Agreement and has been advised to consult with an attorney before executing this Agreement. Additionally, Employee agrees that Employee has been given at least twenty-one days to consider this Agreement.

11.     SEVERABILITY.

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

12.     GOVERNING  LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. This Agreement is performable in Dallas County, Texas.

13.     ARBITRATION.

     The parties agree that any controversy or claim arising out of or relating to this Agreement, including any questions relating to its existence, validity or termination, which cannot be resolved amicably by the parties within 30 days after either party has notified the other, in writing, of the existence of a dispute, will be settled exclusively by final and binding arbitration, before three arbitrators. Arbitration will be governed by the Federal Arbitration Act and administered by the Judicial Arbitration and Mediation Services Rules for the Resolution of Employment Disputes (JAMS). The arbitrator is empowered to award all appropriate remedies under Texas or federal law. The arbitrator shall have exclusive authority to resolve any dispute relating to the validity, interpretation, application and enforcement of this Agreement. Judgment on the arbitrator's award may be enforced in any court with proper jurisdiction. Each party will equally bear all costs and legal fees of arbitration, unless otherwise required by law. The parties further agree that the arbitration will occur in Dallas, Texas.

14.     ENTIRE  AGREEMENT.

     This Agreement contains the entire understanding and agreement between or among the Company, Triton and Employee with respect to the subject matter herein, and supersedes all prior oral or written agreements between the parties with respect to that subject matter.

15.     NOTICE.

     Any notice or communication hereunder must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by transmitting the same by facsimile transmission followed by United States mail as aforesaid, or by delivering the same by overnight delivery service or in person. Notice shall be deemed received on the date on which it is delivered or transmitted by facsimile, or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of Employee shall be 4 Glenheather Court, Dallas, Texas 75225, and the address of Triton or the Company shall be:

          c/o  Triton  Energy
          6688  N.  Central  Expressway
          Suite  1400
          Dallas,  Texas  75206
          Fax  No.:  (214)  691-0198
          Attention:  Legal  Department

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

     16. PLEASE READ THIS AGREEMENT CAREFULLY. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN OR UNKNOWN CLAIMS AGAINST TRITON ENERGY LIMITED, TRITON EXPLORATION SERVICES, INC. AND THE OTHER SUBSIDIARIES AND AFFILIATES OF TRITON ENERGY LIMITED, AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, SHAREHOLDERS, SUCCESSORS, ASSIGNS, AGENTS, INDEPENDENT AUDITORS AND ACCOUNTANTS, REPRESENTATIVES, AND ATTORNEYS.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                   ____________________________
                                   Peter  Rugg


                                   TRITON  ENERGY  LIMITED


                                   By:  __________________________


TRITON  EXPLORATION  SERVICES,  INC.


By:  __________________________

April  15,  1999


To Triton Energy Limited and all of its direct and indirect subsidiaries and affiliates


Gentlemen:

     I hereby resign as a director and/or officer of Triton Energy Limited and each of its direct and indirect subsidiaries and affiliates, including without limitation those on the attached list.


                              Very  truly  yours,



                              Peter  Rugg